                                                                      EXHIBIT 12

                          ALLIANCE GAMING CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                                                  PRO FORMA
                                                                                                                  COMBINED
                                                                                                                  FINANCIAL
                                                                                                                 INFORMATION
                                                                                                                 -----------
                                                                                                SIX MONTH
                                                                                              PERIODS ENDED      YEAR ENDED
                                                 FISCAL YEARS ENDED JUNE 30,                   DECEMBER 31,       JUNE 30,
                                    -----------------------------------------------------  --------------------  -----------
                                      1991       1992       1993       1941       1995       1994       1995        1995
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Net income (loss)...............  $ (15,816) $  (4,680) $  (3,650) $ (13,128) $ (10,752) $  (5,016) $  (9,431)  $      11
  Income taxes....................     (5,958)                             241        265        290        787       2,555
  Imputed interest on rents.......     16,485     16,647     19,966     21,700     21,848     10,945     10,721      22,734
  Interest and debt discount
   amortization...................      4,663      4,505      5,046      6,830      8,133      3,915      4,288      18,121
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Earnings (loss) as defined for
     ratio........................  $    (626) $  16,472  $  21,362  $  15,643  $  19,489  $  10,134  $   6,365   $  43,421
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Imputed interest on rents.......  $  16,485  $  16,647  $  19,966  $  21,700  $  21,843  $  10,945  $  10,721   $  22,734
  Interest and debt discount
   amortization...................      4,663      4,505      5,046      6,830      8,133      3,915      4,288      18,121
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Fixed charges as defined for
     ratio........................  $  21,148  $  21,152  $  25,012  $  28,530  $  29,976  $  14,860  $  15,009   $  40,855
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to fixed
 charges..........................      (0.03)      0.78       0.85       0.55       0.65       0.68       0.42        1.06
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Amounts by which earnings were
 adequate (inadequate) to cover
 fixed charges....................  $ (21,774) $  (4,680) $  (3,650) $ (12,887) $ (10,487) $  (4,726) $  (8,644)  $   2,566
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------

                                       TWELVE-          SIX MONTHS
                                        MONTH         PERIODS ENDED
                                    PERIOD ENDED       DECEMBER 31,
                                    DECEMBER 31,   --------------------
                                        1995         1994       1995
                                    -------------  ---------  ---------
Earnings:
  Net income (loss)...............    $  (3,338)   $  (2,448) $  (5,797)
  Income taxes....................        2,642        1,202      1,289
  Imputed interest on rents.......       22,515       11,105     10,886
  Interest and debt discount
   amortization...................       17,746        9,163      8,788
                                    -------------  ---------  ---------
    Earnings (loss) as defined for
     ratio........................    $  39,565    $  19,022  $  15,166
                                    -------------  ---------  ---------
                                    -------------  ---------  ---------
Fixed Charges:
  Imputed interest on rents.......    $  22,515    $  11,105  $  10,886
  Interest and debt discount
   amortization...................       17,746        9,163      8,788
                                    -------------  ---------  ---------
    Fixed charges as defined for
     ratio........................    $  40,261    $  20,268  $  19,674
                                    -------------  ---------  ---------
                                    -------------  ---------  ---------
Ratio of earnings to fixed
 charges..........................          .98          .94        .77
                                    -------------  ---------  ---------
                                    -------------  ---------  ---------
Amounts by which earnings were
 adequate (inadequate) to cover
 fixed charges....................    $    (696)   $  (1,246) $  (4,508)
                                    -------------  ---------  ---------
                                    -------------  ---------  ---------